UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2016

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 28, 2016, the Board of Directors (the “Board”) of Automatic Data Processing, Inc. (the “Company”) appointed Ms. Sandra S. Wijnberg as a new director of the Company.  Ms. Wijnberg served as the Deputy Head of Mission, Office of the Quartet, from July 2014 to December 2015. Prior to joining the Office of the Quartet, she was a Partner and Chief Administrative Officer of Aquiline Holdings LLC, a registered investment advisor, which she joined in 2007.  From January 2000 to April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc. Ms. Wijnberg will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors.  For a description of the Company’s director compensation programs, see “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders held on November 10, 2015, filed with the SEC on September 24, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
	Name:	Michael A. Bonarti
	Title:	Vice President